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                                                                    Exhibit 23.1

            [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY APPEARS HERE]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



As the independent certified public accountant of Salida Building and Loan Association, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Registration Statement.



August 21, 1997


/s/ Grimsley, White & Company
Grimsley, White & Company